Exhibit 3.2

                              Articles of Amendment

filed pursuant to ss. 7-90-301, et seq. and ss.7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:  19901020799

1.  Entity name:                                 Scarab Systems, Inc.
                                      (If changing the name of the corporation,
                                        indicate name BEFORE the name change)
2.  New Entity name:                                 Torrent Energy Corporation
(if applicable)

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
3.  Use of Restricted Words (if any of these terms   [  ] "bank or trust or any derivative thereof
are contained in an entity name, true name of an     [  ] "credit union"      [  ] "savings and loan"
entity, trade name or trademark stated in this       [  ] "insurance", "casualty", "mutual", or "surety"
document, make the applicable selection):
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4. Other amendments, if any, are attached. 5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment
6.  If the corporation's period of duration is
less than perpetual, state the date on which the     ---------------------------
period of duration expires:                          (mm/dd/yyyy)

OR

If the corporations' period of duration as amended
is perpetual, mark this box:                         [X]
7.  (Optional) Delayed effective date:               ---------------------------
                                                     (mm/dd/yyyy)

Notice:

Each individual causing the document to be delivered to the Colorado Secretary of State for filing affirms or acknowledges, under penalties of perjury, that the document is the individual's act or deed, or the individual in good faith believes the document is the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing, that the individual in good faith believes the facts stated in the document are true and the document satisfies the requirements of ss.7-90-301, C.R.S. and all statutes governing the formation, organization, and internal affairs of the entity and the entity's constituent documents, if the document is being delivered on behalf of an entity.

8. Name(s) and address(es) of the individual(s) /s/ Mills, Thomas E. causing the document to be delivered for filing: --------------------
                                                         Mills, Thomas E.
                                                   528-666 Burrard Street
                                                   Vancouver, BC V6C 2X8
                                                            Canada

(If more than one individual is causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the names and addresses of all such individuals)

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Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the use of this form. Questions should be addressed to the user's attorney.